Exhibit 99.1

Contact:
Jason D. Feldman
Vice President, Treasury & Investor Relations
203-363-7329
www.craneco.com

Crane Company Reports First Quarter 2023 Results and Updates Full Year Guidance

STAMFORD, CONNECTICUT - May 10, 2023 - Crane Company ("Crane," NYSE: CR) today announced its financial results for the first quarter of 2023 and updated its full-year outlook. Crane operated as part of Crane Holdings, Co. for the entire first quarter of 2023 prior to the separation transaction on April 3, and the historical financial measures presented in this release were derived from Crane Holdings, Co.'s accounting records and are presented on a carve-out basis. Crane Holdings, Co.'s (now renamed Crane NXT, Co.) consolidated results are included as an appendix to this release, and will be reflected as the historical results of Crane in future filings, with the Payment & Merchandising Technologies segment presented as discontinued operations.
First Quarter 2023 Highlights
•Pro forma earnings per diluted share (EPS) of $1.08, and Adjusted EPS of $1.25.
•Core year-over-year sales growth of 8% and core year-over-year backlog growth of 17%.
•GAAP operating profit margin of 16.8%, and record adjusted operating profit margin of 18.5%.
•Raising Adjusted EPS guidance to a range of $3.60-$3.90, from prior range of $3.40-$3.70.
•Declaring second quarter dividend of $0.18 per share.

Max Mitchell, Crane President and Chief Executive Officer stated: “Our separation represents yet another major achievement and milestone in Crane's history. For decades, we have delivered consistent and differentiated execution, strengthening our business by continued investments in our technology development and through value-creating acquisitions. The separation was the logical next step in our multi-decade journey from a holding company to an integrated operating company, and now into two separate strong and focused independent technology leaders. Today, each is well positioned to outperform in its respective markets, and each is equipped with strong management teams to drive continued success. I am incredibly proud of how the corporate organization executed on the separation; on-schedule and according to plan. My sincere thanks to the corporate team for their hard work and effort over the last year."

“Now that the separation is complete, Crane Company is a streamlined and more focused business, better positioned to tailor investment and capital allocation strategies to our two strategic growth platforms and to attract an investor base fully aligned with our strong growth and exceptional financial profile. The market's reaction since we announced the separation in March of last year validates our strategy, with substantial value already unlocked, and we are confident that significant value creation lies ahead."

Mr. Mitchell concluded: "And Crane is off to a fantastic start as a newly independent company. We delivered very strong first quarter results, including 8% core sales growth and a record 18.5% adjusted operating profit margin. These results are another example of how we have positioned our businesses to deliver accelerating growth with our consistent and differentiated execution."
First Quarter 2023 Results
First quarter sales declined 5%, with 8% core sales growth more than offset by an 11% impact from the May 2022 divestiture of Crane Supply and a 2% impact from unfavorable foreign exchange. Operating profit margin increased 380 basis points to 16.8% driven by higher pricing and volumes, as well as productivity and strong execution. Adjusted operating profit margin increased 460 basis points to 18.5%.
Summary of First Quarter 2023 Results

	First Quarter		Change
(unaudited, dollars in millions)	2023	2022	$	%
Net sales	$514	$539	$(25)	(5)%
Core sales			45	8%
Foreign exchange			(9)	(2)%
Divestiture impact			(62)	(11)%

Operating profit	$86	$70	$16	23%
Adjusted operating profit*	$95	$75	$20	27%

Operating profit margin	16.8%	13.0%		380bps
Adjusted operating profit margin*	18.5%	13.9%		460bps
*Please see the attached Non-GAAP Financial Measures tables

Cash Flow and Other Financial Metrics
During the first quarter of 2023, cash used for operating activities was $72 million, capital expenditures were $9 million, and free cash flow (cash provided by operating activities less capital spending) was negative $81 million. Adjusted free cash flow (free cash flow excluding cash outflows related to the separation transaction) was negative $69 million. (Please see the attached non-GAAP Financial Measures tables.)
As of March 31, 2023, the Company's carve-out financial statements reflected cash of $292 million with no debt outstanding.
Subsequent to the quarter-end and the separation, Crane issued a $300 million term loan and used a portion of the proceeds to pay a $275 million dividend to Crane NXT, Co. In addition, approximately $83 million of cash attributed to Crane Company in its carve-out financial statements was transferred to Crane NXT, Co. as part of the April 3, 2023 separation transaction.
As of April 4, 2023, Crane Company's cash balance was approximately $235 million with total gross debt of $300 million.
Rich Maue, Crane Executive Vice President and Chief Financial Officer, added: "We are emerging from the separation with a strong balance sheet and robust free cash flow generation. We will deploy our capital with the same strict financial and strategic discipline that we have always employed, prioritizing internal investments for growth followed by M&A and returns to shareholders. Today, Crane has more than $1 billion in acquisition capacity, and we see numerous opportunities for value-creating acquisitions to further accelerate our growth, with the ability to generate enhanced returns given our track record of successful acquisition integration and synergy generation."

First Quarter 2023 Segment Results
All comparisons detailed in this section refer to operating results for the first quarter 2023 versus the first quarter
2022.
Aerospace & Electronics

	First Quarter		Change
(unaudited, dollars in millions)	2023	2022	$	%
Net sales	$180	$157	$23	15%

Operating profit	$38	$28	$10	34%

Operating profit margin	20.9%	17.9%		300bps
Sales of $180 million increased 15% compared to the prior year. Operating profit margin of 20.9% increased 300 basis points from last year, primarily reflecting the impact of higher volumes and pricing. Aerospace & Electronics' order backlog was $645 million as of March 31, 2023 compared to $613 million as of December 31, 2022, and $508 million as of March 31, 2022.
Process Flow Technologies

	First Quarter		Change
(unaudited, dollars in millions)	2023	2022	$	%
Net sales	$271	$311	$(40)	(13)%
Core sales			30	10%
Foreign exchange			(8)	(3)%
Divestiture impact			(62)	(20)%

Operating profit	$63	$49	$14	29%
Adjusted operating profit*	$64	$51	$13	25%

Operating profit margin	23.3%	15.7%		760bps
Adjusted operating profit margin*	23.4%	16.3%		710bps
*Please see the attached Non-GAAP Financial Measures tables
Sales of $271 million decreased 13%, with 10% core sales growth more than offset by a 20% impact from the divestiture of Crane Supply and a 3% impact from unfavorable foreign exchange. Record operating profit margin increased 760 basis points to 23.3% driven by strong pricing, volume growth, productivity and execution. Record adjusted operating profit margin increased 710 basis points to 23.4%. Process Flow Technologies order backlog was $363 million as of March 31, 2023 compared to $369 million as of December 31, 2022, and $372 million as of March 31, 2022.

Engineered Materials

	First Quarter		Change
(unaudited, dollars in millions)	2023	2022	$	%
Net sales	$62	$70	$(8.0)	(12%)

Operating profit	$11	$13	$(2)	(15%)

Operating profit margin	18.3%	19.0%		(70bps)

Sales of $62 million decreased 12% compared to the prior year. Operating profit margin declined by 70 basis points to 18.3%, driven by lower volumes.
Raising 2023 Outlook and Guidance

Mr. Mitchell concluded: “Our portfolio of strong technology driven businesses is well positioned for growth, and we have demonstrated consistently differentiated execution across a wide range of market conditions. As a result, we remain confident in our ability to navigate the current environment despite some mixed demand signals in certain end markets and ongoing supply chain challenges in aerospace and defense end markets. Considering all of those factors, as well as our strong performance in the first quarter, we are raising our adjusted EPS guidance by $0.20 to a range of $3.60 to $3.90, from the prior range of $3.40-$3.70. Our momentum continues, and we will continue to drive growth and deploy capital with clear line-of-sight to delivering long-term sustainable value creation for our shareholders."
Key assumptions for our revised guidance include:
•Total sales growth of approximately 5% (prior +3%) and core sales growth of approximately 4% to 6% (prior +3% to +5%).
•Adjusted operating margin of ~14.5% (prior 14.1%).
•Corporate cost of ~$70 million (prior $65 million).
•Net non-operating expense of ~$16 million (unchanged).
•Adjusted tax rate of ~23% (unchanged).
•Diluted shares of ~57.3 million (unchanged).

Additional details of our outlook and guidance are included in the presentation that accompanies this earnings release available on our website at www.craneco.com in the "investors" section.
Declaring Second Quarter Dividend
Crane announced its quarterly dividend of $0.18 per share for the second quarter of 2023. The dividend is payable on June 8, 2023 to shareholders of record as of May 31, 2023.
Conference Call
Crane has scheduled a conference call to discuss the first quarter financial results on Thursday, May 11, 2023 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.

About Crane Company

Crane Company has delivered innovation and technology-led solutions for customers since its founding in 1855. Today, Crane is a leading manufacturer of highly engineered components for challenging, mission-critical applications focused on the aerospace, defense, space and process industry end markets. The Company is comprised of two strategic growth platforms, Aerospace & Electronics and Process Flow Technologies, as well as the Engineered Materials segment. Crane has approximately 7,000 employees in the Americas, Europe, the Middle East, Asia and Australia. For more information, visit www.craneco.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Crane’s portfolio composition and its relationship with Crane NXT, Co. following the business separation; benefits and synergies of the separation transaction; strategic and competitive advantages of Crane; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; the continuing effects from the COVID-19 pandemic on our business and the global and U.S. economies generally; information systems and technology networks failures and breaches in data security, theft of personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses we acquire, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to our reportable segments, including Aerospace & Electronics, Process Flow Technologies and Engineered Materials; the ability and willingness of Crane and Crane NXT, Co. to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the separation transaction and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the separation transaction.

Readers should carefully review Crane’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2022 and the other documents Crane and its subsidiaries file from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the information statement filed as an exhibit to Crane’s registration statement on Form 10. These filings identify and address other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Crane assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, statements or information contained in this document. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.
(Financial Tables Follow)
Source: Crane Company

CRANE COMPANY
(A Business of Crane Holdings, Co. Prior to the April 3, 2023 Separation Transaction)
Condensed Statements of Operations Data
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2023	2022
Net sales:
Aerospace & Electronics	$180.1	$157.2
Process Flow Technologies	271.4	311.3
Engineered Materials	62.3	70.4
Total net sales	$513.8	$538.9

Operating profit (loss):
Aerospace & Electronics	$37.7	$28.1
Process Flow Technologies	63.3	49.0
Engineered Materials	11.4	13.4
Corporate	(26.1)	(20.3)
Total operating profit	$86.3	$70.2

Interest income	$0.9	$0.3
Interest expense	(6.6)	(0.7)
Related party interest income	2.5	3.7
Miscellaneous (expense) income, net	(3.8)	2.8
Income before income taxes	79.3	76.3
Provision for income taxes	17.5	22.2
Net income	$61.8	$54.1

Pro forma earnings per diluted share (a)	$1.08	$0.93

Pro forma average diluted shares outstanding(a)	57.3	57.9
Pro forma average basic shares outstanding(a)	56.5	57.1

Supplemental data:
Cost of sales	$307.0	$347.0
Selling, general & administrative	120.5	121.7
Transaction related expenses (b)	11.5	6.0
Repositioning related charges, net (b)	0.2	1.7
Depreciation and amortization (b)	9.6	8.7
Stock-based compensation expense (b)	4.0	3.8

(a) The weighted average shares outstanding presented are those of Crane Holdings, Co. as March 31, 2023, for purposes of calculating earnings per diluted share of Crane Company.
(b) Amounts included within Cost of sales and/or Selling, general & administrative costs.

CRANE COMPANY
(A Business of Crane Holdings, Co. Prior to the April 3, 2023 Separation Transaction)
Condensed Balance Sheets
(unaudited, in millions)

	March 31, 2023	December 31, 2022

Assets
Current assets
Cash and cash equivalents	$292.0	$426.9
Accounts receivable, net	315.6	271.4
Inventories, net	334.1	294.2
Other current assets	146.1	137.9
Total current assets	1,087.8	1,130.4

Property, plant and equipment, net	250.1	248.3
Other assets	200.7	195.6
Goodwill	693.1	690.9
Total assets	$2,231.7	$2,265.2

Liabilities and Crane net investment
Current liabilities
Short-term borrowings	$—	$399.6
Accounts payable	152.7	179.5
Accrued liabilities	215.6	259.9
Income taxes	12.6	6.8
Total current liabilities	380.9	845.8

Long-term deferred tax liability	47.7	45.5
Other liabilities	240.2	232.2

Total Crane net investment and noncontrolling interest	1,562.9	1,141.7
Total liabilities and Crane net investment and noncontrolling interest	$2,231.7	$2,265.2

CRANE COMPANY
(A Business of Crane Holdings, Co. Prior to the April 3, 2023 Separation Transaction)
Condensed Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended March 31,
	2023	2022
Operating activities:
Net income	$61.8	$54.1
Depreciation and amortization	9.6	8.7
Stock-based compensation expense	4.0	3.8
Defined benefit plans and postretirement cost (credit)	5.5	(2.7)
Deferred income taxes	2.4	5.6
Cash used for operating working capital	(155.2)	(134.4)
Defined benefit plans and postretirement contributions	(0.3)	(0.8)
Environmental payments, net of reimbursements	(1.3)	(1.3)
Asbestos related payments, net of insurance recoveries	—	(7.5)
Other	1.9	0.2
Total used for operating activities	$(71.6)	$(74.3)
Investing activities:
Proceeds from disposition of capital assets	$0.1	$—
Capital expenditures	(8.9)	(10.5)
Total used for investing activities	$(8.8)	$(10.5)
Financing activities:
Net borrowings from issuance of commercial paper with maturities of 90 days or less	$—	$104.0
Repayment of term loan	(400.0)	—
Net transfers from (to) parent	344.1	(189.8)
Total provided used for financing activities	$(55.9)	$(85.8)

Effect of exchange rate on cash and cash equivalents	$1.4	$(2.8)
Decrease in cash and cash equivalents	(134.9)	(173.4)
Cash and cash equivalents at beginning of period	426.9	377.3
Cash and cash equivalents at end of period	$292.0	$203.9

CRANE COMPANY
(A Business of Crane Holdings, Co. Prior to the April 3, 2023 Separation Transaction)
Order Backlog
(unaudited, in millions)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Aerospace & Electronics	$644.8	$613.1	$591.6	$534.4	$508.4
Process Flow Technologies	363.0	368.8	353.7	348.6	372.4
Engineered Materials	16.8	16.2	18.5	22.0	30.4
Total backlog	$1,024.6	$998.1	$963.8	$905.0	$911.2

CRANE COMPANY
(A Business of Crane Holdings, Co. Prior to the April 3, 2023 Separation Transaction)
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2023
	$	Pro forma per Share (f)
Net sales (GAAP)	$513.8

Adjusted Operating Profit and Adjusted Operating Profit Margin
Operating profit (GAAP)	$86.3
Operating profit margin (GAAP)	16.8%

Special items impacting operating profit:
Transaction related expenses,	11.5
Repositioning related charges, net	0.2
Stand-alone corporate costs(c)	(2.9)
Adjusted operating profit (Non-GAAP)	$95.1
Adjusted operating profit margin (Non-GAAP)	18.5%

Adjusted Net Income and Adjusted Net Income per Share
Net income (GAAP)	$61.8	$1.08
Transaction related expenses	11.5	0.20
Repositioning related charges, net	0.2	—
Interest expense 2022 364-Day term loan	5.9	0.10
Related party interest income(a)	(2.5)	(0.04)
Impact of pension curtailment, settlements and non-service costs	4.3	0.07
Interest Expense 2023 Term Facility(b)	(4.8)	(0.08)
Standalone corporate costs(c)	(2.9)	(0.05)
Tax effect of the Non-GAAP adjustments	(1.9)	(0.03)
Adjusted net income (Non-GAAP)	$71.6	$1.25

Adjusted EBITDA and Adjusted EBITDA Margin
Net income (GAAP)	$61.8
Net income margin (GAAP)	12.0%

Adjustments to net income:
Interest expense, net	3.2
Income tax expense	17.5
Depreciation	8.0
Amortization(d)	1.6
Miscellaneous expense, net	3.8
Transaction related expenses(e)	11.5
Adjusted EBITDA (Non-GAAP)	$107.4
Adjusted EBITDA Margin (Non-GAAP)	20.9%

(a) Related party interest with Crane NXT, a business of Crane Holdings, Co.
(b) Represents interest expense, assuming the $300 million term loan was obtained on January 1, 2023 and outstanding for the entire period ended March 31, 2023.
(c) Represents adjustment to general and administrative expenses assuming Crane Company was spun-off on January 1, 2023 and was a stand-alone company for the entire period ended March 31, 2023.
(d) Amortization includes $0.2 million of deferred financing costs.
(e) Represents transaction‑related expenses primarily associated with the separation.
(f) The weighted average shares outstanding presented are those of Crane Holdings, Co. as March 31, 2023, for purposes of calculating earnings per diluted share of Crane Company.

CRANE COMPANY
(A Business of Crane Holdings, Co. Prior to the April 3, 2023 Separation Transaction)
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Three Months Ended March 31, 2023	Aerospace & Electronics	Process Flow Technologies	Engineered Materials	Corporate	Total Company
Net sales	$180.1	$271.4	$62.3	$—	$513.8

Operating profit (GAAP)	$37.7	$63.3	$11.4	$(26.1)	$86.3
Operating profit margin (GAAP)	20.9%	23.3%	18.3%		16.8%

Special items impacting operating profit:
Transaction related expenses	—	—	—	11.5	11.5
Repositioning related charges, net	—	0.2	—	—	0.2
Stand-alone corporate cost adjustment(a)	—	—	—	(2.9)	(2.9)
Adjusted operating profit	$37.7	$63.5	$11.4	$(17.5)	$95.1
Adjusted operating profit margin	20.9%	23.4%	18.3%		18.5%

Three Months Ended March 31, 2022
Net sales	$157.2	$311.3	$70.4	$—	$538.9

Operating profit (GAAP)	$28.1	$49.0	$13.4	$(20.3)	$70.2
Operating profit margin (GAAP)	17.9%	15.7%	19.0%		13.0%

Special items impacting operating profit:
Transaction related expenses	—	—	—	6.0	6.0
Repositioning related charges, net	—	1.7	—	—	1.7
Stand-alone corporate cost adjustment(b)	—	—	—	(3.2)	$(3.2)
Adjusted operating profit	$28.1	$50.7	$13.4	$(17.5)	$74.7
Adjusted operating profit margin	17.9%	16.3%	19.0%		13.9%

(a) Represents adjustment to general and administrative expenses assuming Crane Company was spun-off on January 1, 2023 and was a stand-alone company for the entire period ended March 31, 2023.
(b) Represents adjustment to general and administrative expenses assuming Crane Company was spun-off on January 1, 2022 and was a stand-alone company for the entire period ended March 31, 2022.
Totals may not sum due to rounding

CRANE COMPANY
(A Business of Crane Holdings, Co. Prior to the April 3, 2023 Separation Transaction)
Adjusted Free Cash Flow
(unaudited, in millions, except per share data)

Three Months Ended March 31,
Cash Flow Items	2023
Cash used for operating activities	$(71.6)
Less: Capital expenditures	(8.9)
Free cash flow	$(80.5)
Adjustments:
Transaction-related expenses(a)	$11.5
Adjusted free cash flow	$(69.0)
(a) Represents transaction-related expenses primarily associated with the separation.

Crane Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including adjusted operating profit, adjusted operating margin, adjusted EPS, Free Cash Flow and Adjusted Free Cash Flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane Company. Our management uses certain forward looking non-GAAP measures to evaluate projected financial and operating results. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures for post-separation Crane Company, including Adjusted EPS, and Adjusted segment margin to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on our future GAAP results. For post-separation Crane Company, these forward looking and projected non-GAAP measures are calculated as follows:

•"Adjusted operating margin" is calculated as adjusted operating profit divided by sales. Adjusted operating profit is calculated as operating profit before Special Items which include repositioning related charges and transaction related expenses such as tax charges, professional fees, and incremental costs related to the separation. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted EPS" is calculated as adjusted net income divided by post-separation diluted shares. Adjusted net income is calculated as net income adjusted for Special Items which include transaction related expenses such as tax charges, professional fees, and incremental costs related to the separation; interest expense on the 364-day term loan related to the 2022 asbestos transaction; repositioning related charges; pre-separation related party interest income; the impact of pension curtailments and settlements; and, standalone corporate cost and interest expense. We believe that non-GAAP financial measures adjusted for these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

We believe that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•"Adjusted Operating Profit" and "Adjusted Operating Margin" add back to Operating Profit items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: transaction related expenses, repositioning related (gains) charges, and a standalone corporate cost adjustment to reflect our estimate of what corporate costs would have been had the separation transaction occurred at the beginning of the period. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted Net Income" and "Adjusted EPS" exclude items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted Operating Profit such as:

transaction related expenses, repositioning related (gains) charges, and a standalone corporate cost adjustment to reflect our estimate of what corporate costs would have been had the separation transaction occurred at the beginning of the period. Additionally, these non-GAAP financial measures exclude income and expense items that impacted Net Income and Earnings per Diluted Share such as: interest expense on the 364 Day term loan related to the 2022 asbestos transaction, the impact of pension curtailments and settlements, pre-separation related party interest income, and a standalone interest expense adjustment. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted EBITDA" adds back to net income: net interest expense, income tax expense, depreciation and amortization, miscellaneous expense, net, and Special Items including transaction related expenses. "Adjusted EBITDA Margin" is calculated as adjusted EBITDA divided by net sales. We believe that adjusted EBITDA and adjusted EBITDA margin provide investors with an alternative metric that may be a meaningful indicator of our performance and provides useful information to investors regarding our financial conditions and results of operations that is complementary to GAAP metrics.

•“Free Cash Flow” and “Adjusted Free Cash Flow” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free Cash Flow is calculated as cash provided by operating activities less capital spending. Adjusted Free Cash Flow is calculated as Free Cash Flow adjusted for certain cash items which we believe may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items related to the separation transaction. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.

APPENDIX
CRANE HOLDINGS, CO.
Pre-Separation Condensed, Consolidated Statements of Operations
(UNAUDITED)

	Three Months Ended
	March 31,
(in millions, except per share data)	2023	2022
Net sales	$842.9	$871.5
Operating costs and expenses:
Cost of sales	481.3	526.2
Selling, general and administrative	209.4	198.3
Operating profit	152.2	147.0
Other (expense) income:
Interest income	1.0	0.3
Interest expense	(17.0)	(11.1)
Miscellaneous (expense) income, net	(2.4)	3.5
Total other expense, net	(18.4)	(7.3)
Income before income taxes	133.8	139.7
Provision for income taxes	28.1	34.7
Net income attributable to common shareholders	$105.7	$105.0

Earnings per share:
Basic	$1.87	$1.84
Diluted	$1.84	$1.81

Average shares outstanding:
Basic	56.5	57.1
Diluted	57.3	57.9

Dividends per share	$0.47	$0.47

CRANE HOLDINGS, CO.
Pre-Separation Condensed, Consolidated Balance Sheets
(UNAUDITED)

(in millions)	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$510.2	$657.6
Accounts receivable, net of allowance for doubtful accounts of $16.9 as of March 31, 2023 and $14.1 as of December 31, 2022	499.5	474.7
Inventories, net:
Finished goods	106.0	83.3
Finished parts and subassemblies	74.5	70.7
Work in process	42.3	39.9
Raw materials	270.1	245.9
Inventories, net	492.9	439.8
Other current assets	193.2	179.8
Total current assets	1,695.8	1,751.9
Property, plant and equipment:
Cost	1,268.9	1,250.8
Less: accumulated depreciation	760.9	740.9
Property, plant and equipment, net	508.0	509.9
Long-term deferred tax assets	9.9	8.3
Other assets	184.9	176.0
Intangible assets, net	406.5	416.6
Goodwill	1,530.9	1,527.5
Total assets	$4,336.0	$4,390.2

CRANE HOLDINGS, CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in millions, except per share and share data)	March 31, 2023	December 31, 2022
Liabilities and equity
Current liabilities:
Short-term borrowings	$308.5	$699.3
Accounts payable	247.1	286.6
Accrued liabilities	395.9	464.2
U.S. and foreign taxes on income	23.0	38.1
Total current liabilities	974.5	1,488.2
Long-term debt	880.7	543.7
Accrued pension and postretirement benefits	153.9	153.2
Long-term deferred tax liability	161.1	162.4
Other liabilities	148.1	138.7
Total liabilities	2,318.3	2,486.2
Commitments and contingencies (Note 10)
Equity:
Preferred shares, par value $0.01; 5,000,000 shares authorized	—	—
Common shares, par value $1.00; 200,000,000 shares authorized, 72,440,983 shares issued	72.4	72.4
Capital surplus	376.8	373.8
Retained earnings	2,901.9	2,822.8
Accumulated other comprehensive loss	(487.8)	(503.3)
Treasury stock	(848.1)	(864.3)
Total shareholders’ equity	2,015.2	1,901.4
Noncontrolling interests	2.5	2.6
Total equity	2,017.7	1,904.0
Total liabilities and equity	$4,336.0	$4,390.2

Share data:
Common shares issued	72,440,983	72,426,389
Less: Common shares held in treasury	15,715,676	16,101,007
Common shares outstanding	56,725,307	56,325,382

CRANE HOLDINGS, CO. AND SUBSIDIARIES
Pre-Separation Condensed, Consolidated Statements of Cash Flows
(UNAUDITED)

	Three Months Ended
	March 31,
(in millions)	2023	2022
Operating activities:
Net income attributable to common shareholders	$105.7	$105.0
Depreciation and amortization	28.6	28.6
Stock-based compensation expense	6.3	5.9
Defined benefit plans and postretirement credit	5.3	(2.7)
Deferred income taxes	(0.1)	(0.9)
Cash used for operating working capital	(215.0)	(183.7)
Defined benefit plans and postretirement contributions	(1.8)	(2.8)
Environmental payments, net of reimbursements	(1.3)	(1.3)
Asbestos related payments, net of insurance recoveries	—	(7.5)
Other	1.5	3.9
Total used for operating activities	(70.8)	(55.5)
Investing activities:
Proceeds from disposition of capital assets	0.1	—
Capital expenditures	(12.9)	(13.0)
Total used for investing activities	(12.8)	(13.0)
Financing activities:
Dividends paid	(26.6)	(26.7)
Reacquisition of shares on open market	—	(175.8)
Stock options exercised, net of shares reacquired	12.8	0.7
Debt issuance costs	(4.0)	—
Net borrowings from issuance of commercial paper with maturities of 90 days or less	—	104.0
Proceeds from term loan	350.0	—
Repayment of term loan	(400.0)	—
Total used for financing activities	(67.8)	(97.8)
Effect of exchange rates on cash and cash equivalents	4.0	(5.1)
Decrease in cash and cash equivalents	(147.4)	(171.4)
Cash and cash equivalents at beginning of period	657.6	478.6
Cash and cash equivalents at end of period	$510.2	$307.2